UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

NEXIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40045	45-2518457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9119 Gaither Road Gaithersburg, Maryland	20877
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (301) 825-9810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NEXI	The Nasdaq Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2022, the board of directors (the “Board”) of NexImmune, Inc. (the “Company” or “NexImmune”) appointed Leena Gandhi, M.D., Ph.D. to the Board as a Class III director for a term to continue until the 2024 annual meeting of the Company’s stockholder and thereafter until Dr. Gandhi’s successor has been elected and qualified or until her earlier resignation or removal. Dr. Gandhi will serve on the Science and Technology Committee of the Board.

Dr. Gandhi, 51, has served as the Director of the Center for Cancer Therapeutic Innovation at the Dana-Farber Cancer Institute since June 2020. She previously served as Vice President of Immuno-Oncology Development at Eli Lilly from June 2018 to May 2020, where she led the development of novel immuno-oncology agents across cancer types. From June 2016 to June 2018, Dr. Gandhi served as the Director of Thoracic Medical Oncology at New York University where she focused her research on novel drug development and biomarkers for selection in lung cancer with a particular focus on immuno-oncology. Dr. Gandhi received her Ph.D. from the University of California, Berkeley, and her M.D. from New York University, and her B.S. from the University of Utah, Salt Lake City. Dr. Gandhi completed her postgraduate training at Massachusetts General Hospital in addition to Dana-Farber Cancer Institute in Boston, where she was later a clinical fellow and faculty member in the Thoracic Oncology program. Dr. Gandhi’s qualifications to serve on the board of directors include her significant experience as a clinical investigator and medical professional and her insight and expertise with respect to clinical trials and drug development.

Dr, Gandhi will be entitled to receive compensation for service as a director in accordance with the Company’s non-employee director compensation policy, a copy of which was filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021. In connection with her appointments to the Board, Dr. Gandhi will enter into the Company’s standard form of indemnification agreement with its directors and officers, a copy of which was filed as Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 8, 2021.

There are no other arrangements or understandings between Dr. Gandhi and any other person pursuant to which she was selected to serve on the board of directors. Dr. Gandhi has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which the Company is or was a participant and in which Dr. Gandhi or any of her immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 10, 2022, the Company issued a press release announcing the appointment of Dr. Gandhi to the Board of Directors. A copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by the specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, issued on May 10, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXIMMUNE, INC.

By:	/s/ John Trainer
John Trainer
Chief Financial Officer

Date: May 10, 2022

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